Exhibit 99.1

HOUGHTON MIFFLIN HARCOURT COMPANY ANNOUNCES FIRST QUARTER 2014 RESULTS

HMH reaffirms guidance for full year 2014

New sales orders up 13.7% year over year

BOSTON – May 8, 2014 – Global education leader Houghton Mifflin Harcourt Company (“HMH” or the “Company”) (NASDAQ: HMHC) today announced its financial results for the first quarter ended March 31, 2014.

Linda K. Zecher, HMH’s President and Chief Executive Officer, commented, “In the first quarter, we made active strides to capitalize on the growing K-12 market, as evidenced by the approximately 50% market share we captured among adoption state school districts that announced content provider selections. These early indicators, including a nearly 14% increase in new orders, confirm our optimism about HMH’s performance and the guidance we have provided for the year. Despite several short-term challenges during this seasonally low quarter, such as lower sales from movie tie-ins, shifts in order shipment timing and severe winter weather, our business remains healthy and our confidence in our long-term potential has not wavered.”

Eric Shuman, Chief Financial Officer of HMH, stated, “Although the first quarter constituted a seasonally low period for the K-12 industry and typically represents only approximately 10% of our annual sales, the market remains strong and our performance in districts that have made their decisions gives us confidence in our full-year outlook.”

First Quarter Business Highlights:

•	Education segment: HMH remains well-positioned to capitalize on the growing adoption market, and in the first quarter it was identified as the content provider for approximately 50% of school districts that announced content provider selections. These decisions are expected to lead to contracts within some of the largest U.S. states, including California, Florida and Texas. HMH programs GO Math! and ScienceFusion were recently selected by key districts across Texas, which represents a user base of 1.5 million students. The Company also had solid performance in open territories, especially within the grade 9-12 segment in California, New York, Michigan and Puerto Rico.

•	Trade Publishing segment: First quarter performance within the Trade Publishing segment faced a tough comparison following the success of the Hobbit and Life of Pi movies in late 2012 and early 2013. HMH continues to optimize its beloved brands for digital platforms as well as expand upon its title lineup, including the recently acquired rights to BEOWULF: A Translation and Commentary, a previously unseen work by J.R.R. Tolkien, to ensure a strong pipeline for future revenue growth.

•	New Product Releases: HMH further built upon its strategy to leverage classroom content to strengthen its direct-to-consumer offering, recently launching Go Math! Academy, a subscription-based, online program that extends the learning continuum into the home. Early conversion rates from visits to trial starters as well as a strong response to social media promotion are positive indicators that the product possesses strong growth potential.

In the first quarter, HMH released Tribal Nova’s iRead With, which is designed to foster language development across the early childhood category. The app is available in English and French exclusively for the iPad and will be available for other platforms later this year.

HMH recently extended the accessibility of its educational offerings through the launch of Common Core Reading Practice and Assessment tablet apps for grades K-6, available for download in the App StoreSM and on Google Play™. The apps have received positive feedback and reviews for their usability and additive educational value.

First Quarter 2014 Unaudited Financial Results

Net Sales. HMH reported total net sales of $154 million for the quarter ended March 31, 2014, $13 million or 8% lower compared to $167 million in the same quarter of last year. The first quarter of 2013 included non-recurring professional development and services net sales of $8 million that were recognized upon the completion of a contract. Excluding the 2013 non-recurring net sales, the domestic education net sales were up $3 million over the same quarter of last year. The decrease in total net sales was largely driven by an $8 million decrease in Trade Publishing net sales as the prior year period benefitted from strong net sales of backlist titles associated with the theatrical releases of the movies The Hobbit and Life of Pi, which did not occur in the current period and book store sales declines attributable to the severe winter weather conditions across the country. There was also a $4 million net sales decline in assessment renewals and state contracts in the current period along with $2 million in lower net sales from professional development workshops due to the severe winter weather. Offsetting the above negative factors were higher net sales of $8 million from Heinemann’s Leveled Literacy Intervention and Units of Study product lines as both continue to show strong performance. Net sales for the Company’s Education segment accounted for $122 million in the first quarter of 2014, compared to $127 million, inclusive of the aforementioned non-recurring net sales, in the first quarter of 2013, and HMH’s Trade Publishing segment accounted for $32 million in sales, compared to $40 million in the first quarter of 2013.

Cost of Sales. Cost of sales, excluding pre-publication and publishing rights amortization, was $93 million, up $6 million or 7% from $87 million in the first quarter of 2013 due to a shift in our product mix impacting production costs and royalty costs. We also incurred higher depreciation on digital platforms.

Selling and Administrative Costs. In the first quarter of 2014, HMH recorded Selling and Administrative costs of $137 million, compared to $130 million for the same period in 2013.

The $7 million increase was primarily due to higher commission costs and increased outside labor costs to support the anticipated adoptions in 2014, as well as higher fees associated with the refinancing of HMH’s debt and with the resale registration statement filed on Form S-1 on March 28th 2014.

Operating Income (Loss). Operating loss for the first quarter of 2014 was $140 million, compared to a loss of $129 million in the first quarter of 2013. The $11 million increase is primarily due to the decline in net sales coupled with higher cost of sales from our aforementioned product mix and royalty costs, excluding pre-publication and publishing rights amortization and increased selling and administrative costs, which were partially offset by a reduction in amortization expense related to publishing rights, pre-publication and other intangible assets.

Net Income (Loss). Net loss for the quarter was $146 million, an increase of $9 million compared to a loss of $137 million in the first quarter of 2013, primarily due to the same drivers impacting the operating loss partially offset by reduced interest expense as a result of our debt refinancing to a lower interest rate.

Adjusted EBITDA. Adjusted EBITDA for the first quarter was a loss of $53 million, compared to a loss of $32 million in the first quarter of 2013, a decline of $21 million. Adjusted EBITDA for HMH’s Education segment was a loss of $40 million, compared to a loss of $27 million in the same quarter of last year, and adjusted EBITDA with the Trade Publishing segment was a loss of $1 million compared to earnings of $7 million in the first quarter of 2013. Corporate and Other costs, which represent certain general overhead costs not fully allocated to the business segments, such as legal, accounting, treasury, human resources and executive functions, were a loss of $12 million for both the first quarters of 2014 and 2013.

Cash Flow. Net cash used by operating activities for the quarter ended March 31, 2014 was $103 million as compared to $98 million for the same quarter in 2013. Our operating cash flows are impacted by the inherent seasonality of the academic calendar. Consequently, the performance of our businesses is difficult to compare quarter to consecutive quarter and should be considered on the basis of results for the whole year.

Conference Call

At 8:30 a.m. EDT on Thursday May 8, 2014, HMH will also host a conference call to discuss the results with its investors. The call will be webcast live at www.hmhco.com under the Investor Relations section. The following information is provided for investors who would like to participate:

Toll Free: (866) 318-8618

International: (617) 399-5137

Passcode: 13827619

Moderator: Rima Hyder, Vice President, Investor Relations

Webcast Link: http://www.media-server.com/m/p/fuysjqrz

An archived webcast with the accompanying slides will be available at hmhco.com for those unable to participate in the live event. An audio replay of this conference will also be available until May 22, 2014, via the following telephone numbers: (888) 286-8010 in the United States and (617) 801-6888 internationally using passcode 99066028.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented Adjusted EBITDA in addition to our GAAP results. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of Adjusted EBITDA provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted EBITDA provides an indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation or amortization. Accordingly, our management believes that this measurement is useful for comparing general operating performance from period to period. In addition, targets and positive trends in Adjusted EBITDA are used as performance measures and to determine certain compensation of management. Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance. Adjusted EBITDA is not intended to be a measure of liquidity or free cash flow for discretionary use. You are cautioned not to place undue reliance on Adjusted EBITDA. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the appendix to this news release.

About Houghton Mifflin Harcourt Company

Houghton Mifflin Harcourt Company is a leading global provider of education solutions, delivering content, technology, services and media to more than 50 million students in over 150 countries worldwide. The Company delivers its offerings to both educational institutions and consumers around the world. In the United States, it is the leading provider of kindergarten through twelfth grade, or K-12, educational content by market share. Furthermore, since 1832, it has published trade and reference materials, including adult and children’s fiction and non-fiction books that have won industry awards such as the Pulitzer Prize, Newbery and Caldecott medals and National Book Award.

Forward-Looking Statements

The statements contained herein include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will” or “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, the industry in which we operate and potential business decisions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this report.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward looking statements contained herein, those results or developments may not be indicative of results or developments in subsequent periods.

Important factors that could cause our results to vary from expectations include, but are not limited to: changes in state and local education funding and/or related programs, legislation and procurement processes; adverse or worsening economic trends or the continuation of current economic conditions; changes in consumer demand for, and acceptance of, our products; changes in competitive factors; offerings by technology companies that compete with our products; industry cycles and trends; conditions and/or changes in the publishing industry; changes or the loss of our key third-party print vendors; restrictions under agreements governing our outstanding indebtedness; changes in laws or regulations governing our business and operations; changes or failures in the information technology systems we use; demographic trends; uncertainty surrounding our ability to enforce our intellectual property rights; inability to retain management or hire employees; impact of potential impairment of goodwill and other intangibles in a challenging economy; decline or volatility of our stock price regardless of our operating performance; and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other news releases we issue and filings we make with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events described herein may not occur.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein.

Contact:

Rima Hyder

Vice President, Investor Relations

(617) 351-3309

rima.hyder@hmhco.com

Bianca Olson

Senior Vice President, Corporate Affairs

(617) 351-3841 | (646) 932-1241

bianca.olson@hmhco.com

Houghton Mifflin Harcourt Company

Consolidated Balance Sheets

(Unaudited)

(in thousands of dollars, except share information)	March 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$167,763	$313,628
Short-term investments	100,561	111,721
Accounts receivable, net	260,247	318,101
Inventories	208,831	182,194
Deferred income taxes	29,402	29,842
Prepaid expenses and other assets	17,155	16,130

Total current assets	783,959	971,616

Property, plant, and equipment, net	135,522	140,848
Pre-publication costs, net	267,473	269,488
Royalty advances to authors, net	51,489	46,881
Goodwill	531,786	531,786
Other intangible assets, net	886,298	919,994
Other assets	26,109	29,773

Total assets	$2,682,636	$2,910,386

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$2,500	$2,500
Accounts payable	67,562	105,012
Royalties payable	50,403	65,387
Salaries, wages, and commissions payable	18,405	29,945
Deferred revenue	105,277	107,905
Interest payable	48	55
Severance and other charges	7,232	8,184
Accrued postretirement benefits	2,141	2,141
Other liabilities	28,923	32,002

Total current liabilities	282,491	353,131

Long-term debt	242,500	243,125
Royalties payable	—	1,520
Long-term deferred revenue	182,443	189,258
Accrued pension benefits	21,904	24,405
Accrued postretirement benefits	23,420	23,860
Deferred income taxes	117,506	116,999
Other liabilities	106,188	107,812

Total liabilities	976,452	1,060,110

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 20,000,000 shares authorized; no shares issued and outstanding at March 31, 2014 and December 31, 2013	—	—
Common stock, $0.01 par value: 380,000,000 shares authorized; 140,076,413 and 140,044,400 shares issued at March 31, 2014 and December 31, 2013, respectively; 139,994,391 and 139,962,378 shares outstanding at March 31, 2014 and December 31, 2013, respectively	1,400	1,400
Treasury stock, 82,022 shares as of March 31, 2014 and December 31, 2013	—	—
Capital in excess of par value	4,752,620	4,750,589
Accumulated deficit	(3,034,757)	(2,888,422)
Accumulated other comprehensive income (loss)	(13,079)	(13,291)

Total stockholders’ equity	1,706,184	1,850,276

Total liabilities and stockholders’ equity	$2,682,636	$2,910,386

Houghton Mifflin Harcourt Company

Consolidated Statements of Operations

(Unaudited)

(in thousands of dollars, except share and per share data)	Three Months Ended March 31,
	2014	2013
Net sales	$153,933	$166,594
Costs and expenses
Cost of sales, excluding pre-publication and publishing rights amortization	92,648	87,060
Publishing rights amortization	30,751	39,450
Pre-publication amortization	28,974	26,157

Cost of sales	152,373	152,667
Selling and administrative	137,010	130,236
Other intangible asset amortization	2,945	10,752
Severance and other charges	1,757	1,928

Operating loss	(140,152)	(128,989)

Other income (expense)
Interest expense	(4,297)	(5,907)
Change in fair value of derivative instruments	(103)	(530)

Loss before taxes	(144,552)	(135,426)
Income tax expense	1,783	1,955

Net loss	$(146,335)	$(137,381)

Net loss per share attributable to common stockholders, basic and diluted	$(1.05)	$(0.98)

Weighted average shares outstanding, basic and diluted	139,982,297	139,917,978

Houghton Mifflin Harcourt Company

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(in thousands of dollars)	2014	2013
Cash flows from operating activities
Net loss	$(146,335)	$(137,381)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization expense	79,909	90,700
Amortization of deferred financing costs	1,188	1,217
Deferred income taxes	947	1,285
Noncash stock-based compensation expense	2,397	1,586
Change in fair value of derivative instruments	103	530
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	57,854	49,125
Inventories	(26,637)	(38,589)
Accounts payable and accrued expenses	(34,269)	(17,342)
Royalties, net	(21,112)	(17,795)
Deferred revenue	(9,443)	(24,970)
Interest payable	(7)	57
Severance and other charges	(1,769)	(1,407)
Accrued pension and postretirement benefits	(2,941)	(3,342)
Other, net	(2,429)	(2,036)

Net cash (used in) provided by operating activities	(102,544)	(98,362)

Cash flows from investing activities
Proceeds from sale of short-term investments	19,000	42,250
Purchases of short-term investments	(8,053)	(36,053)
Additions to pre-publication costs	(38,283)	(31,995)
Additions to property, plant, and equipment	(14,994)	(15,399)

Net cash (used in) provided by investing activities	(42,330)	(41,197)

Cash flows from financing activities
Payments of long-term debt	(625)	(625)
Income tax withholding payments associated with restricted stock units vesting	(366)	—

Net cash (used in) provided by financing activities	(991)	(625)

Net (decrease) increase in cash and cash equivalents	(145,865)	(140,184)
Cash and cash equivalents
Beginning of period	313,628	329,078
Net (decrease) increase in cash and cash equivalents	(145,865)	(140,184)

End of period	$167,763	$188,894

Houghton Mifflin Harcourt Company

Adjusted EBITDA

(Unaudited)

(in thousands of dollars)

	Three Months Ended March 31,
	2014	2013
Net loss	$(146,335)	$(137,381)
Interest expense	4,297	5,907
Provision (benefit) for income taxes	1,783	1,955
Depreciation expense	17,239	14,342
Amortization expense (1)	62,670	76,358
Non-cash charges—stock compensation	2,397	1,587
Non-cash charges—gain (loss) on foreign currency hedge	103	530
Purchase accounting adjustments (2)	575	2,045
Fees, expenses or charges for equity offerings, debt or acquisitions	2,114	288
Restructuring	205	—
Severance separation costs and facility closures (3)	1,757	1,928

Adjusted EBITDA	$(53,195)	$(32,441)

(1)	Includes pre-publication amortization of $28,974, and $26,157 for the three months ended March 31, 2014 and 2013, respectively.
(2)	Represents certain non-cash accounting adjustments, most significantly relating to deferred revenue and inventory costs.
(3)	Represents costs associated with restructuring. Included in such costs are severance and vacancy of excess facilities.

Houghton Mifflin Harcourt Company

Adjusted EBITDA

(Unaudited)

Education

(in thousands of dollars)

	Three Months Ended March 31,
	2014	2013
Net loss	$(114,890)	$(113,590)
Depreciation expense	15,160	12,645
Amortization expense	58,928	72,266
Purchase accounting adjustments	575	2,045
Fees, expenses or charges for equity offerings, debt or acquisitions	—	21

Adjusted EBITDA	$(40,227)	$(26,613)

Trade Publishing

(in thousands of dollars)

	Three Months Ended March 31,
	2014	2013
Net income (loss)	$(5,184)	$2,451
Depreciation expense	124	117
Amortization expense	3,742	4,092

Adjusted EBITDA	$(1,318)	$6,660

Corporate and Other

(in thousands of dollars)

	Three Months Ended March 31,
	2014	2013
Net loss	$(26,261)	$(26,242)
Interest expense	4,297	5,907
Provision (benefit) for income taxes	1,783	1,955
Depreciation expense	1,955	1,580
Non-cash charges—stock compensation	2,397	1,587
Non-cash charges—gain (loss) on foreign currency hedge	103	530
Fees, expenses or charges for equity offerings, debt or acquisitions	2,114	267
Restructuring	205	—
Severance separation costs and facility closures	1,757	1,928

Adjusted EBITDA	$(11,650)	$(12,488)